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                                                                   EXHIBIT 10.11

                     LICENSING AGREEMENT FOR RAKIS SOFTWARE

                                     BETWEEN

                                CBF SYSTEMS, INC.

                                   (LICENSOR)

                                       AND

                         INTERLINQ SOFTWARE CORPORATION

                                   (LICENSEE)

        This Agreement is made as of the 12 day of May, 1999, by and between CBF Systems, Inc., a Michigan corporation, ("Licensor") and Interlinq Software Corporation, a Washington corporation ("Licensee").

        In consideration of the mutual promises contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Licensee and Licensor, the parties hereto agree as follows:

                1. Grant of License. In consideration for the payment of the licensing fees paid or to be paid by Licensee pursuant to this Agreement, Licensor grants Licensee a world wide, non-exclusive and non-transferable license (the "License") to install, use, sublicense, and distribute the Licensor's Products described in Exhibit "A" (the "Products & Prices") as hereinafter set forth, and the associated engineering and program documentation prepared by Licensor from time to time (collectively the "Documentation").


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                2. Scope of License.

                        A. Licensee may:

                                1. Install, download and use the Licensor's
Products in Licensee's own facilities and permit its direct customer's to do the same in their business facilities on an undefined number of central processing units and network computer environments pursuant to the terms and conditions set forth in this Agreement.

                                2. Use and distribute the Licensor's Products as
embedded within Licensee's software applications and/or to be bundled with Licensee's set of components utilized by Licensee's direct customers. The term "direct customer" as used herein is an entity for whom Licensee has provided and/or modified Licensee's software application, exclusive of any entity who's primary intent is to resell or redistribute Licensee's software application to others.

                                3. Use, copy and distribute to all users in
either printed or electronic media, the human-readable material as provided by Licensor to Licensee and enabling Licensee to fully utilize the Licensor's Products, including operating instructions, user manuals, programming documentation and the like.

                                4. Use and execute the Licensor's Products on
the computers owned/operated by Licensee and permit its direct customers to do the same only for purposes of serving the internal needs of Licensee's business and the use of Licensee's software at customer locations.

                                5. Store Licensor's Products machine-readable
instructions or data in, transmitted through, and displayed on machines associated with Licensee's specified computers and permit its direct customers to do the same.

                                6. Make and permit each of its direct customers
to make one copy of the Licensor's Products in machine/readable form for emergency back-up purposes, but only so long as Licensor's mark remains affixed to the copies of Licensor's Products; such emergency back-up copies to remain the property of Licensor.


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                                7. Private label Licensor's Products to its
direct customers. Those modifications will not, in any case, affect any of the Licensor's copyright messages already existing within the Licensor's Products. In addition, Licensor will, at Licensee's direction, delete any reference to Licensor's name and/or substitute Licensee's name in place thereof.

                                8. Licensee may use the Licensor's Products only
for those purposes specified in this Agreement (including without limitation Exhibit "A" to this Agreement). Distribution of the Licensor's Products are limited to Licensee's direct customers only. No work for hire, multiple-user license or time sharing arrangement is permitted. Any other use or distribution of the Licensor's Products is expressly prohibited. Licensee's rights granted by this Agreement may not be transferred unless approved by Licensor. More specifically, Licensee may, at any time with Licensor's written approval, such approval not be withheld unreasonably, assign any and all of its rights granted by this Agreement to (i) a person or entity that is controlled by Licensee including without limitation a subsidiary of Licensee (an "affiliate") or (ii) as set forth in Section 13F. Notwithstanding the foregoing, Licensee is prohibited from assigning this Agreement to an entity whose business directly competes with Licensor's primary business.

                                9. Licensee acknowledges that any placement of
Licensee's software with any entity that will resell or redistribute Licensee's software (hereinafter "third parties"), either in its present format or with modifications, will require such third parties to obtain a separate License Agreement from Licensor, with terms, conditions and pricing unique to the circumstances of that third party.

                                10. Licensee acknowledges that Licensor's
Products are built in part on products developed and owned by Licensor and further that Licensor's Products rely upon a proprietary file format known as
 .uff (universal file format) as employed within Licensor's other proprietary products that work in conjunction with Licensor's Products. Licensee agrees to make


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no changes, conversions, modifications or connections which would permit
Licensor's Products to work in conjunction with any other file format that is unsupported by Licensor.

        3. License Fee.

                A. As full consideration to Licensor for Licensor's grant of the License to Licensee, Licensee agrees to pay Licensor the license fees specified in Exhibit "A" in the amount and at the time specified therein.

                B. Licensee shall be responsible for any present or future taxes, duties, tariffs, withholdings or fees of any nature whatsoever based on Licensee's use of Licensor's Products, other than taxes based on Licensor's income. Licensee shall promptly pay to Licensor an amount equal to such tax(es) actually paid or required to be collected or paid by the Licensor.

                D. Within thirty (30) days following the end of each of Licensee's fiscal quarters during the term of this Agreement, Licensee shall submit to Licensor a detailed royalty report that shall specify the net end-user license values for new customers (as defined in Exhibit A) during the previous quarter, together with the royalty fees due to Licensor. Licensee agrees to allow Licensor's representatives, and/or independent auditors at Licensor's sole expense, to audit and analyze appropriate and relevant accounting of records of Licensee to verify accurate and full accounting for and payment of all monies due to Licensor hereunder. Any such audit shall be permitted during business hours within ten (10) days of receipt of Licensor's written request and shall not interfere unduly with the business of Licensee. No audit (other than the first audit) may be conducted less than six months after the previous audit. All information made available to Licensor or its representative in any such examination shall be held in confidence and not disclosed to any other person, firm or corporation unless a dispute arises regarding the transactions subject to such examination and provided however, that nothing herein contained shall be construed to prevent Licensor and/or its duly authorized representatives from testifying in any court of competent jurisdiction with respect to the information obtained as a result of such examination in any action instituted to enforce the rights of Licensor under this Agreement.


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        4. Additional Fees. In addition to the initial License Fee, Licensee will pay to Licensor the following fees for services rendered by Licensor:

                A. Maintenance Fee. In consideration of Licensor's performance of its maintenance obligations set forth herein, Licensee shall enter into a mutually acceptable Maintenance Agreement (Exhibit B) covering Licensor's Products. This Maintenance Agreement will be mandatory for the first year following Acceptance of Licensor's Products and optional thereafter. The Annual Maintenance Fee as set forth in Exhibit A shall be due and payable upon commencement of the Maintenance Agreement. Any Annual Maintenance Fee after the first year shall be determined by Licensor, subject to 7% annual increase cap, and shall be payable by Licensee at the commencement of subsequent Maintenance Agreement years.

        5. Updates, Modifications and Corrections. So long as Licensee pays the Annual Maintenance Fee, Licensor shall provide Licensee with all updates, modifications, or, corrections, of the Licensor's Products which have the same or greater functionality as their predecessors. However, Licensor shall have no obligation to develop such items except as stipulated within the Maintenance Agreement which must be in effect at such time. Such items shall be: (i) delivered to Licensee as soon as they are available and (ii) accompanied by new or revised Documentation as necessary or appropriate. These updates, modifications, or, corrections of the Licensor's Products and associated Documentation shall constitute Licensor's Products under this Agreement and shall be covered by all terms of this Agreement, except that no additional license fees or other payments shall be due on account thereof.

        6. Product Acceptance by Licensee.

                A. Not later than forty-five (45) days after the Date of this Agreement, Licensor shall deliver to Licensee two (2) acceptable copies of the fully functional object code version of the Licensor's Products suitable for testing together with the appropriate documentation for the Licensor's Products ("Delivery").

                B. Following Delivery and the commencement of testing by Licensee, Licensee shall promptly advise Licensor of the discovery of any programming error or anomaly


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(an "Error"). Licensor shall promptly correct all Errors and each such item shall again be subject to the acceptance procedure described herein.

                C. In the event that the Licensor's Products fails to achieve product acceptance in 60 days after the date of delivery (other than as a result of a delay caused by Licensee), Licensee may, without limiting any of its other remedies:

                        1. Extend the time for Licensor's performance;

                        2. Terminate this Agreement effective immediately upon notice to Licensor and receive an immediate refund of any monies paid to Licensor pursuant to Section 3 hereof.

        7. Installation and Training.

                A. Initial Install at Direct Customer Site:

Licensor shall provide to Licensee, at no additional cost to Licensee, the following installation support at a direct customer's site for each of the three of Licensee's product groups, as requested by Licensee, with Licensor being reimbursed by Licensee for the reasonable travel and lodging costs incurred by Licensor for the initial installation of Licensor's Products:

                        1. An on-site technical person for up to one (1) week. Any services required by Licensee in excess of such stated time periods shall be paid for by Licensee at Licensor's then prevailing hourly rates for such persons plus all travel, lodging and related expenses.

                Deployment Allowance at Licensee's Site: Licensor will provide an allowance of up to 350 hours of time in support of Licensor's release of the five major, scheduled version releases. This allowance will be for time incurred by Licensor's primary development contractor in installing, training and problem resolution at the Licensee's site. Any support requirement requested by Licensee in addition to this allowance shall be paid for by Licensee at Licensor's then prevailing hourly rates for such persons.

8. Licensor's Obligations.


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                A. So long as Licensee pays the Annual Maintenance Fee, should an error in any of the Licensor's Products be identified by Licensor, Licensee, Licensor's other customers or any other party at any time, then Licensor will, at Licensor's expense, make the necessary corrections to such Licensor's Products and deliver corrected versions as directed by Licensee. Licensor shall undertake such error or correction process upon the earlier of Licensor's discovery of the applicable error or Licensor's receipt of notice of the error. This shall be Licensor's sole obligations with respect to an error. In the event Licensor furnishes Licensee with an electronic file containing any defect or bug, including any defective disc or other medium, Licensor shall properly replace such electronic file at no cost to Licensee.

                B. To the extent that Licensor's Products perform calculations related to the year 2000, and it is expressly stated that the Licensor's Products generally rely upon such year 2000 data as generated by the software of others, Licensor's Products do and will remain capable of correctly performing all functions, calculations, comparisons and sequencing both before, during and after the year 2000 without error or degradation of performance.

        9. Licensor's Proprietary Rights.

                A. Subject to Licensee's rights and license under Section 1 hereof, Licensee agrees that: (i) Licensor is and shall be the sole and exclusive owner of all intellectual property rights in and to the Licensor's Programs; and (ii) Licensee will honor and respect Licensor's copyrights and other intellectual property rights in and to the Licensor's Programs, and Licensee will not take (nor cause any person or entity to take) any actions detrimentally inconsistent therewith. Except as otherwise allowed by this Agreement, Licensee agrees that any copies of the Licensor's Products which it makes pursuant to this Agreement shall bear all copyright, trademark and other proprietary notices included therein by Licensor.

                B. Licensee may not use, copy, modify or distribute the Licensor's Products (electronically or otherwise), or any copy, annotation, transcription, or merge portion thereof, except as provided in this Agreement or as expressly authorized by Licensor. Licensee may not reverse assemble, reverse compile or otherwise translate the Licensor's Product. Licensee shall


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use commercially reasonable efforts to protect the Licensor's Products against improper use including, but not limited to, notifying Licensee's customers using the Licensor's Products hereunder that use of the Licensor's Products may only be in connection with Licensee's or the customer's business, and not for purpose of re-selling or re-marketing the Licensor's Products.

                C. In the event of an actual breach of the provisions of this
Section 9, Licensor, after providing written notice of such actual breach which permits Licensee a thirty (30) day period to cure such actual breach, shall be entitled to request an injunction restraining the Licensee from such breach, and this shall be in addition to any of the rights or remedies to which Licensor may be entitled.

                D. Licensee acknowledges that the Licensor's Products represent a substantial investment by Licensor in compliance, composition, computer system compatibility and creation costs. Licensee further acknowledges that Licensor claims that the value of the Licensor's Products is protected under various intellectual property laws such as trademark, copyright, trade secrets and/or the Berne Convention Implementation Act of 1988 and/or applicable common law. The grant of the License to Licensee does not imply or convey permission to reproduce, employ or otherwise use the Licensor's Products, except as set forth in this Agreement. The acknowledgment and agreement of Licensee to the provisions of this Paragraph D is an essential part of the License absent which Licensor would not have entered into this Agreement with Licensee.

                E. Licensor represents and warrants to Licensee that Licensor owns or otherwise has all rights, title and interest to the Licensor's Products and all modifications and enhancements to the Licensor's Products, and all applicable rights to the patents, copyrights, trademarks and trade secrets used in the Licensor's Products. Neither the Licensor's Products nor any part thereof infringes or misappropriates any copyright, patent, trade secret or other proprietary right of any third party. Licensor agrees to indemnify and hold Licensee and its customers harmless from any and all damages, costs, liabilities, expenses and attorneys fees (including without limitation royalties and license fees) incurred by Licensee which arise out of


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any claim, suit or proceeding alleging that use of the Licensor's Products infringes upon any copyright, patent, trade secret or any other proprietary right of any third party. Licensor shall defend, compromise or settle any such claim, suit or proceeding without Licensee or its customers incurring liability and Licensee shall give Licensor all available information, assistance and authority to enable Licensor to do so. If any claim, demand or action brought hereunder against Licensor or Licensee is based on allegations which, if true, is made which, if true, would constitute a breach of the warranty of non-infringement contained in this Section 8.E., then Licensor, at its option and expense, shall have the right to do any one or more of the following:

                        1. Obtain for Licensee the right to continue using Licensor's Products or components of Licensor's Products or modified versions thereof while ensuring that the Licensor's Products maintain all of their functionality, or,

                        2. Replace all or part of the Licensor's Products or components with non-infringing Products or components while ensuring that the Licensor's Products maintain all of their functionality, or,

                        3. Terminate the license granted Licensee to the Licensor's Products or components and refund to the Licensee an amount equal to the payments made by Licensee as of the date of the breach of this warranty of non-infringement.

        10. Term and Termination. The term of this Agreement shall commence as of the date hereof and shall continue until terminated for any of the following reasons:

                A. Licensee fails to pay Licensor any license fees or charges, excluding Maintenance Fees and such non-payment has not been cured within thirty
(30) days following Licensor's written notice thereof.

                B. Licensee is in material default of any other provisions hereof and such material default has not been cured within thirty (30) days after Licensor gives Licensee written notice thereof.

                C. The parties mutually agree in writing to terminate this Agreement.


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                D. Ninety (90) days notice from Licensee to Licensor.

                E. Licensee becomes insolvent or seeks protection voluntarily or involuntarily under any bankruptcy law or discontinues it business style as it now exists.

        In the event of any termination pursuant to Section 10, the Licensee shall cease any further deployment at new customers' sites of the Licensor's Products. Licensee is specifically permitted, in the event of such termination, to continue to support with Licensor's Products its then installed customer base, conditioned upon all applicable portions of this Agreement being honored during this time, until such time as a mutually agreed upon cessation date is determined by Licensor and Licensee or two years from date of termination, which ever comes first.

        11. Negation of Warranty and Limitation of Liability.

                A. The Licensor's Products are provided on an "as-is" basis, and except as expressly set forth in this Agreement, there are no warranties, expressed or implied, including but not limited to, any warranty of merchantability or fitness for a particular purpose. Licensee acknowledges that Licensee has examined or will examine Licensor's Products and found them acceptable for Licensee's purposes as set forth in this Agreement. Licensee shall be solely responsible for the selection, use, efficiency and suitability of the Licensor's Products and Licensor shall have no liability therefore. Furthermore, Licensor shall not be responsible for installing Licensor's Products nor for training Licensee's personnel in the operation of Licensor's Products, except as detailed in this Agreement.

                B. In no event shall Licensor be liable for any indirect, special or consequential damages or lost profits arising out of or related to this Agreement or the performance or breach hereof, even if Licensor has been advised of the possibility thereof, including but not limited to, any loss of data or software, even if the cause thereof is the inability of Licensor to correct any errors, malfunctions and defects in the software. Licensor's liability to Licensee, if any, shall in no event exceed the total of the license fees paid to Licensor hereunder by Licensee.


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        12. Source Code Escrow. Licensor shall place in escrow with Fort Knox
Escrow Services, Inc., and both Licensor and Licensee shall enter into a standard Ft. Knox Three Party Agreement (Exhibit C), with Licensor absorbing the costs thereof, the compiled source code for all of the Licensor's Products used at any time by Licensee, as updated from time to time (the "Source Code"). Upon the occurrence of any of the following events, the Source Code shall be released to Licensee:

                A. (i) The commencement by Licensor as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law, or Licensor seeking the appointment of a receiver, trustee, custodian, marshal (of assets) or similar official for Licensor or any substantial part of its property; or (ii) the commencement of any such case or proceeding against Licensor, or another seeking such appointment, or the filing against Licensor of an application for a protective decree that (a) is consented to or not timely contested by Licensor, (b) results in the entry of an order for relief, such an appointment, the issuance of such a protective decree or the entry of an order having a similar effect, or (c) is not dismissed within ninety
(90) days; or (iii) the making of a general assignment by Licensor for the benefit of its creditors; or (iv) an admission in writing by Licensor of its inability to pay its debts as they become due or the nonpayment generally by Licensor of its debts as they become due.

                B. Material non-performance by Licensor of its obligations under this Agreement and such non-performance continues for a period of thirty (30) days after Licensee gives notice to Licensor of such non-performance.

                C. This Agreement is terminated by Licensor without cause or for any cause other than those described elsewhere in Section 10.

        In the event the Source Code is so released to Licensee, Licensee agrees that it will not at any time use the Source Code for the purpose of selling or licensing the Licensor's Products to entities which are not its then existing customers, except if such release is for the events covered in 12.B above, in which case Licensee may continue to sell and deploy to new customers. No termination of this Agreement shall release Licensee from its obligations to pay Licensor any


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royalties or fees, which accrued prior to such termination or which shall accrue to Licensor after the effective date of such termination.

        13. Miscellaneous.

                A. Notices. All notices, demands, requests, claims and other communications given in connection with this Agreement shall be in writing and shall be deemed duly given upon delivery if served personally or three (3) days after mailing if mailed by registered or certified United States mail, return receipt requested, postage prepaid. Either party may send any notice, demand, request, etc., in connection with this Agreement using any other means (including expedited courier, facsimile transmission or electronic mail), but no such communication shall be deemed to have been duly given unless and until it is actually received by the intended recipient. Notices shall be directed to the parties at their respective addresses set forth in the signature blocks below or at such other addresses as the parties may indicate by notice.

                B. Severability. If any provision of this Agreement is found to be unenforceable pursuant to an applicable judicial decree or decision, the provision shall be deemed to apply only to the maximum extent permitted by law, and the remainder of this Agreement shall remain valid and enforceable according to its terms.

                C. Interpretation. The titles and headings of the various sections of this Agreement are intended solely for reference and are not intended to explain, modify or place any interpretation upon any provision of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against either party. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the purposes and intents of the parties.

                E. Entire Agreement; Inconsistencies. This Agreement, which includes and hereby incorporates the attached EXHIBIT A THROUGH C constitutes and sets forth the entire agreement between Licensee and Licensor concerning the subject matter of this Agreement and supersedes any prior promises, understandings, agreements, representations and warranties,


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written or oral. If any inconsistencies should arise between the provisions of this Agreement and the provisions of the Exhibits, the provisions of this Agreement shall control.

                E. Modifications; Waivers. No provision of this Agreement may be changed, waived, discharged, modified, or amended except by an instrument in writing signed by the party to be charged. No delay or failure on the part of a party to exercise any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any power or right preclude any other further exercise thereof, or the exercise of any other power or right.

                F. Assignment. Subject to the limitations of Section 2.A.8., Licensee may assign its rights or delegate its duties under this Agreement, in whole or in part only to any Affiliate or other successor in interest to licensee who agrees in writing to the terms of this Agreement. Subject to the preceding sentence, this Agreement shall be binding on and inure to the benefit of the parties and their respective successors and assigns.

                G. Survival. The rights and obligations of the parties thereunder shall survive any termination of this Agreement.

                H. Costs. If any legal action, arbitration or other proceeding is instituted to enforce or declare rights under any provisions of this Agreement, or because of an alleged dispute, breach, default or misrepresentation under or in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action, arbitration or proceeding in addition to any other relief to which the party may be entitled.

                I. Non-exclusive Remedies. No remedy conferred or reserved in this Agreement is intended to be exclusive of any other available remedy or remedies, and each and every remedy shall be cumulative and shall be in addition to and not to the exclusion of every other remedy now or hereafter existing at law or in equity, including foreign laws.

                J. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan.


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                K. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                L. Force Majeure. Neither of the parties shall be deemed to be in default or to have breached any provision of this Agreement as a result of any delay, failure in performance, or interruption of service resulting directly or indirectly from acts of God, acts of civil or military authorities, civil disturbances, wars, strikes or other labor disputes, fires, transportation contingencies, laws, regulations, acts or orders of any government or agency or official thereof, other catastrophes or any other similar occurrences beyond the party's reasonable control. In every case, the delay or failure in performance or interruption of service must be without the fault or negligence of the party claiming the excusable delay, and the party claiming the excusable delay must promptly notify the other party of the delay and the reason therefor. Any performance time under this Agreement shall be considered extended for a period of time equivalent to the time lost because of any delay which is excusable under this Paragraph M; provided, however, that if any excusable delay continues for a period of more than 30 days, the party not claiming the excusable delay shall have the option of terminating this Agreement upon written notice to the party claiming the excusable delay.

                M. Authority. If the person signing this Agreement is doing so in a representative capacity, then by signing below, the representative warrants, in his/her individual capacity, that his/her principal has approved the terms and conditions of this Agreement and has duly authorized him/her to execute and deliver this Agreement on his/her principal's behalf.


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        This Agreement is executed on this 12 day of May, 1999.

                                       Licensor:
                                       CBF Systems, Inc., a Michigan corporation

                                       By: /s/ R.J. DART
                                          --------------------------------------
                                       Name: R.J. Dart

                                       Title: President
                                       Address:
                                       18050 Fifteen Mile Road
                                       Fraser, MI 48026

                                       Licensee:
                                       Interlinq Software Corporation,
                                       a Washington corporation

                                       By: /s/ PATRICIA GRAHAM
                                          --------------------------------------
                                       Name: Patricia Graham

                                       Title: Executive Vice-President
                                       Address: 11980 NE 24th Street
                                                Bellevue, WA  98005


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EXHIBIT A

                               PRODUCTS & PRICES
                This Exhibit is an integral part of a Licensing
                          Agreement dated May 12, 1999
                                    Between

                                CBF Systems, Inc
                                      And
                         Interlinq Software Corporation


1. Licensor's Products. The following proprietary products, commercially trademarked by Licensor, are the deliverables under this Agreement:

          A. Rakis Complete (version 4.1): Our client-server based, scalable document control system.

          B. Rakis Laptop: Our laptop subset of Rakis Complete, based upon Access Jet.

          C. I-32 Forms Design (version 6.0): An Interlinq labeled version of our forms design tool to be embedded within Licensee's software for use of their end users.

          D. Rakis Complete, Rakis Laptop and I-32 Forms Design Maintenance:
          Licensor will provide a software maintenance function to Licensee for bug fixes, modifications and corrections to these products.

          E. .pcl to .uff Conversion Program: Licensor will provide Licensee with a conversion routine for Licensee to distribute to its end-users to facilitate the conversion of custom forms created by the end-user in Licensee's format to Licensor's I-32 .uff format.

          F. Standard CDE's, Templates and Universal Template: Licensor will create and deliver to Licensee an agreed upon list and number of Standard CDE's, Templates and Universal Template in support of Licensor's Standard Forms Library for Licensee to embed within Licensee's software.

          G. Entre Forms Set: Licensor will create and permit the embedding of an agreed upon forms set for deployment with Licensee's Entre Loan Origination System. This forms set will be maintained as to compliance and file format by Licensor. Licensee is permitted to distribute the forms set to its licensed end-users.

          H. Core Document Set: Licensor will provide and maintain the Core Document Set (some 63 forms) for Licensee to distribute without additional charge to its end-users. This is based on condition that Licensee will support Licensor's Compliance Subscription Program as the primary mechanism for Licensee's end-users to obtain their mortgage lending documents.

2. Componentry Utilized. Rakis, and the subsets of Rakis listed in Section 1, employ licensed software components from the following companies:

       Product Name             Version            Company
       ------------             -------            -------
       Windows 95               95                 Microsoft
       Windows NT               4.0                Microsoft
       Visual Basic             6.0                Microsoft
       Visual C++               5.0                Microsoft
       SQL Server               7.0                Microsoft
       Access Jet               Office 97          Microsoft
       SmartBatch(32)           2.03               Online Tool Works
       LanYard                  3.18               CBF Systems, Inc.
       SeaReach                 3.37               CBF Systems, Inc.
       SpreadVBX                2.5.3.             Farpoint Technologies
       Crystal Reports          4.3/5.0            Seagate

3.   Pricing.

       A. License Fees:

          1. Licensee shall pay the following ONE TIME License fee to Licensor OF $812,500. Such fees shall be invoiced and payable upon the EARLIER of a.) Delivery of the products, or b) JUNE 30, 1999. THE PRODUCTS
          INCLUDE:

               a. Rakis Complete (version 4.1):
               b. Rakis Laptop
               c. I-32 Design                                              -0-

       B. Additional License Fees for Existing Users of Licensee's Products:

          1. Licensee will pay a license fee for each copy of the private labeled I-32 Forms Design that is embedded with Licensee's products and delivered to an end-user. License fee per copy: $25.00

       C. Additional License Fees for New Customers of Licensee's Products:

          1. Licensee will pay to Licensor a flat percentage of Licensee's net end-user license value for all new customers of Licensee's TC, LMS and/or Entre products for the right to embed and distribute Licensor's Products within Licensee's software. A new customer is defined as any end-user not a licensed customer of Licensee's named software products as of June 30, 1999. Net end-user license value is defined as Licensee's revenue for TC, LMS and/or Entre invoiced by Licensee to an end-user, net of any discounts, bad debts, and, exclusive of taxes, shipping and returns. Licensee will report and remit this percentage within thirty (30) days following the close of each of Licensee's fiscal quarters. The flat percentage is established at: 2% of Net End-User License Value.

          2. Licensee will pay a license fee for each copy of the private labeled I-32 Forms Design that is embedded with Licensee's products and delivered to a new end-user as defined above. License fee per copy: $25.00.

---------------

D. Rakis Complete, Rakis Laptop and I-32 Forms Design Maintenance: As detailed in Exhibit C of this Agreement, Licensor products include a Maintenance Agreement for bug fixes, modifications, corrections, updates (collectively referred to as "Releases"), and, further Releases issued by Licensor to the supported products. The Maintenance Agreement is mandatory during the first year of the base License Agreement and is optional on the part of the Licensee for subsequent years. Annual Maintenance Contract: $55,000

E. Implementation and Training: Licensor, at Licensee's request, will provide its quotation for either of these professional services which in Licensee's sole judgement are required over and above the services offered within Licensor's base License Agreement.



     This Exhibit A of the License Agreement is executed on this 12 day of May, 1999.

Licensor:                                       Licensee:
CBF Systems, Inc.,                              Interlinq Software Corporation
a Michigan corporation                          a Washington corporation

By: /s/ ROBERT J. DART                          By: /s/ PATRICIA GRAHAM
   -----------------------                         ---------------------------

Name: Robert J. Dart                            Name: Patricia Graham

Title: President                                Title: EVP

Address:                                        Address:
18050 Fifteen Mile Road                         11980 NE 24th St.
Fraser, MI 48026                                Bellevue, WA 98005

EXHIBIT B

                         SOFTWARE MAINTENANCE AGREEMENT

     This Software Maintenance Agreement ("Agreement") is made by and between Interlinq Software Corporation, a Washington corporation ("Interlinq") and CBF Systems, Inc., a Michigan corporation ("CBF"), effective as of the 12 day of May, 1999.

                       RECITALS UNDERLYING THIS AGREEMENT

     Recital A. Interlinq and CBF entered into a certain Software License Agreement dated May 12, 1999, ("License Agreement") providing for the grant to Interlinq by CBF of a non-exclusive license to use CBF's Rakis Software ("Rakis Programs").

     Recital B. The License Agreement requires that CBF maintain the Rakis Programs for at least the first year following Acceptance of the Rakis Programs by Interlinq and prepare and present Interlinq with a Software Maintenance Agreement defining the parties' duties with regard thereto.

     Recital C. Interlinq and CBF desire to enter into this Software Maintenance Agreement reflecting CBF's responsibilities for maintenance of the Rakis Programs.

     NOW, THEREFORE, for and in consideration of the premises and of the mutual representations, warranties, covenants, and agreements contained herein, and upon the terms and subject to the conditions hereinafter set forth, the parties agree as follows:

     1.0. Duties of CBF. During the term of this Agreement, CBF shall perform the following services concerning the Rakis Programs:

     1.1. CBF shall provide to Interlinq all updates, corrections, and, modifications (collectively referred to as "Releases") to the Rakis Programs in the form of fixes and further releases that CBF makes generally available to all licensed end-users as a part of its obligations under its Software Maintenance Agreements. Such Releases shall be without additional charges and shall be distributed at least once each year.

     1.2. The Releases, when delivered, shall become part of the Rakis Programs, shall be maintained in accordance with this Agreement, and shall otherwise be subject to all of the terms of the License Agreement.

     1.3. CBF shall correct, within a reasonable period of time as defined by
Section 3, any material, reproducible error or malfunction in the Rakis Programs. CBF agrees to commence correction within eight (8) business hours after such error or malfunction is detected. If CBF, in its discretion, requests written verification of an error or malfunction discovered by Interlinq, Interlinq shall immediately provide such verification, by telecopy or overnight mail, setting forth in reasonable detail the respects in which the Rakis Programs fail to perform. An error or malfunction shall be "material" if it represents a nonconformity with CBF's current published specifications for the Rakis Programs and Interlinq, in its discretion, determines (and notifies CBF) that such error or malfunction interferes with its use or its direct customers' use of the Rakis Programs.

     1.4. Interlinq shall reimburse CBF at CBF's then current time and material rates for all work of CBF spent investigating an error or malfunction that is caused by a modification to the Rakis Programs that was neither made nor authorized by CBF.

     1.5. CBF shall, during the hours of 8:00 a.m. to 5:00 p.m. Pacific Time on weekdays (exclusive of holidays), make reasonable telephone support available to Interlinq.

     2.0. RAKIS Program Modifications. Interlinq may at any time request that CBF make additional modifications to the Rakis Programs to add functions or improve performance. CBF shall, within sixty (60) days after receiving Interlinq's request in writing, take one of the following actions, in its sole discretion:

     2.1. Notify Interlinq that CBF has determined that the modification would be of sufficient interest to enough licensees that CBF intends to provide such modification as part of its regular maintenance service. Such notice shall specify an estimated date on which the modification may be supplied.

     2.2. Notify Interlinq that CBF has determined that the modification will be undertaken only on an individual basis and provide Interlinq with a written estimate of the charges for performing such modification. If Interlinq accepts CBF's proposal by written notice, CBF agrees to perform the modification for the estimated charges plus out-of-pocket expenses for travel and materials. Interlinq acknowledges that CBF may impose additional charges, calculated at its then current time and material rates, for work performed to accommodate revisions to the request for modification if such revisions are requested by Interlinq after Interlinq accepts the estimate. If CBF subsequently decides to include any substantial part of such modification in its regular maintenance services for other end-users, it shall rebate one half of the amount previously paid for such service by Interlinq.


     3. Service Response and Correction Times. CBF agrees to respond to each request for support, maintenance and other assistance as quickly as reasonably possible, but in any event within the following service levels:

     3.1. Severity 1 bugs defined as Rakis print client or print server crashing, or causing data loss, or breaks in major functionality, or severe problems with no available workarounds.
     Response Time:                One hour
     Problem Identification:       One day
     Problem Resolution:           One day
     Preferred Notification:       Telephonic with written follow-up detailing
                                   problem

     3.2. Severity 2 bugs defined as annoying, contributes to overall instability, crashes in obscure cases or in non critical modules, breaks in minor functionality where there is a work around, but the work around is cumbersome.
     Response Time:                One day
     Problem Identification:       One week
     Problem Resolution:           Two weeks
     Preferred Notification:       Telephonic with written follow-up detailing
                                   problem

     3.3. Severity 3 bugs defined as minor, does not impair functionality, may affect "fit and finish".
     Response Time:                One week
     Problem Identification:       One month
     Problem Resolution:           With release
     Preferred Notification:       Electronic with detail of problem

     3.4. Severity 4 bugs defined as trivial
     Response Time:                One week
     Problem Resolution:           With release
     Preferred Notification:       Electronic with written detail of problem

     3.5. Response Time is defined as acknowledgement of reported problem with detailed description. Problem Identification is defined as clear understanding of problem cause and our best effort in its reproduction in a development or test environment. Problem Resolution defined as distribution of appropriate code or instructions to remedy problem and includes remedies that may reclassify problems from a higher severity level to a lower severity level for continued Identification and Resolution. Aforementioned response times defined between the hours of 8:00 a.m. and 5:00 p.m. weekdays, Pacific Time excluding banking and federal holidays. The measure of CBF's response shall commence upon Interlinq' delivery of notice (written, facsimile, telephonic, electronic or otherwise) to CBF at 18050 Fifteen Mile road, Fraser, MI 48026, (810) 293-8100 or as designated by CBF. CBF agrees to use good faith efforts to promptly cure each problem claimed by Interlinq, upon notice from Interlinq as hereinbefore described.

     4. Travel and Lodging. Any travel, lodging and related expenditures incurred by CBF's personnel in connection with the provision of services under this Agreement shall be CBF's sole responsibility unless CBF obtains prior written approval from Interlinq, in which case Interlinq agrees to reimburse CBF for reasonably incurred expenses in accordance with Interlinq's reimbursement policies.

     5. Term. For a period commencing on the effective date hereof and ending one (1) year thereafter, CBF agrees to perform its obligations under this Agreement. Interlinq may, at its option, extend CBF's obligations under this agreement for successive additional one-year terms, upon written notice to CBF, given prior to the end of the then current term, provided Interlinq agrees to pay the fees set forth in the following Section 7.

     7. Fees and Taxes. In consideration of CBF's performance of its obligations hereunder, Interlinq shall pay to CBF an annual maintenance fee for the first year of this Agreement of Fifty-Five Thousand Dollars ($55,000.00). The annual maintenance fees shall include all applicable taxes based on or in any way measured by this Agreement or any services related thereto. If
Interlinq challenges the applicability of any such taxes, it shall pay the same to CBF and Interlinq may thereafter challenge such tax and seek refund thereof. The annual maintenance fees and taxes shall be due and payable in advance within ten days after the due date set forth hereof and the submission of an invoice therefor by CBF. Interlinq shall pay a late payment charge of 1.5 percent per month, or the maximum rate permitted by applicable law, whichever is less, on any unpaid amounts for each calendar month or fraction thereof that any payment to CBF is more than thirty (30) days in arrears.

     8. Proprietary Rights and Indemnification. CBF shall own the entire right, title and interest in and to all corrections, programs, information and work product conceived, created or developed as a result of or related to the performance of this Agreement, including all proprietary rights therein or based thereon. All Modifications provided to Interlinq shall become part of the RAKIS Programs and their use by Interlinq shall be governed by the terms and conditions of the License Agreement.

     9. Negation of Warranty. CBF DOES NOT WARRANT THE SERVICES PROVIDED UNDER THIS AGREEMENT OR THAT THE RAKIS PROGRAMS WILL MEET OR CONTINUE TO MEET THE SPECIFICATIONS OR THAT ANY OR ALL ERRORS, MALFUNCTIONS AND DEFECTS CAN OR WILL BE CORRECTED. ALL CORRECTIONS, PROGRAMS, INFORMATION AND SERVICES ARE PROVIDED ON AN "AS IS" BASIS, SUBJECT TO CBF'S BEST EFFORTS, AND THERE ARE NO WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE.

      10.   Limitation of Liability.

      A. CBF SHALL NOT BE LIABLE TO INTERLINQ FOR ANY DAMAGES RESULTING FROM OR RELATED TO THE SERVICES PERFORMED BY CBF HEREUNDER, INCLUDING, BUT NOT LIMITED TO, ANY LOSS OF DATA OR SOFTWARE, INABILITY OF CBF TO CORRECT ANY ERRORS, MALFUNCTIONS AND DEFECTS IN THE SOFTWARE, OR DELAY OF CBF IN PERFORMING ANY SERVICES HEREUNDER.

      B. IN NO EVENT SHALL CBF BE LIABLE TO INTERLINQ FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS ARISING OUT OF OR RELATED TO THIS AGREEMENT, EVEN IF CBF HAS BEEN ADVISED OF THE POSSIBILITY THEREOF OR KNEW OR SHOULD HAVE KNOWN THEREOF. CBF'S LIABILITY HEREUNDER TO INTERLINQ IF ANY, SHALL IN NO EVENT EXCEED THE CURRENT YEAR'S ANNUAL MAINTENANCE FEES PAID TO CBF HEREUNDER BY INTERLINQ.

      11. Termination/Cancellation. This Agreement may be terminated by CBF if Interlinq fails to pay within thirty (30) days from receipt of an invoice the maintenance fees due CBF hereunder. In addition, this Agreement may be terminated/canceled by either party if the other party is in default of any material provision, including non-payment, of this Agreement, provided written notice of such alleged default has been given to the other party and such other party has not cured such default within thirty (30) days after the receipt of such notice. The failure of either party hereunder to exercise its rights of termination/cancellation as provided herein shall not be deemed a waiver or limitation of the rights of such party to subsequently terminate/cancel this Agreement for any other or similar default. In the event termination results from a breach or default by CBF, Interlinq shall be entitled to a pro rata reimbursement of the annual maintenance fee based upon the number of months remaining in the then current term of this Agreement.

      12.   Miscellaneous.

      12.1. Notices. All notices, demands, requests, claims and other communications given in connection with this Agreement shall be in writing and shall be deemed duly given upon delivery if served personally or three (3) days after mailing if mailed by registered or certified United States mail, return receipt requested, postage prepaid. Either party may send any notice, demand, request, etc., in connection with this Agreement using any other means (including expedited courier, facsimile transmission or electronic mail), but no such communication shall be deemed to have been duly given unless and until it is actually received by the intended recipient. Notices shall be directed to the parties at their respective addresses set forth in the signature blocks below or at such other addresses as the parties may indicate by notice.

      12.2. Severability. If any provision of this Agreement is found to be unenforceable pursuant to an applicable judicial decree or decision, the provision shall be deemed to apply only to the maximum extent permitted by law, and the remainder of this Agreement shall remain valid and enforceable according to its terms.

      12.3. Interpretation. The titles and headings of the various sections of this Agreement are intended solely for reference and are not intended to explain, modify or place any interpretation upon any provision of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against either party. Any rule of law or legal decision that would require interpretation of any ambiguities in this Agreement against the party who has drafted it is not applicable and is hereby waived by each party. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the purposes and intents of the parties.

      12.4. Entire Agreement; Inconsistencies. This Agreement constitutes and sets forth the entire agreement between Interlinq and CBF concerning the subject matter of this Agreement and supersedes any prior promises, understandings, agreements, representations and warranties, written or oral.

      12.5. Modifications; Waivers. No provision of this Agreement may be changed, waived, discharged, modified, or amended except by an instrument in writing signed by the party to be charged. No delay or failure on the part of a party to exercise any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any power or right preclude any other further exercise thereof, or the exercise of any other power or right. Only an executive officer of Interlinq and CBF is authorized to execute any waivers, modifications, amendments or other changes to this Agreement on behalf of Interlinq and CBF.

      12.6. Assignment. Interlinq may assign its rights to this Agreement in accordance with the Assignment restrictions contained in Section 2.A.8. of the License Agreement. Subject to the preceding sentence, this Agreement shall be binding on and inure to the benefit of the parties and their respective successors and assigns.

      12.7. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Michigan, without giving effect to any choice or conflict of law provision or rule (whether of the State of Michigan or any other jurisdiction), that would cause the application of the laws of any jurisdiction other than the State of Michigan.

      12.8. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      12.9. Force Majeure. Neither of the parties shall be deemed to be in default or to have breached any provision of this Agreement as a result of any delay, failure in performance, or interruption of service resulting directly or indirectly from acts of God, acts of civil or military authorities, civil disturbances, wars, strikes or other labor disputes, fires, transportation contingencies, laws, regulations, acts or orders of any government or agency of official thereof, other catastrophes or any other similar occurrences beyond the party's reasonable control. In every case, the delay or failure in performance or interruption of service must be without the fault or negligence of the party claiming the excusable delay, and the party claiming the excusable delay must promptly notify the other party of the delay and the reason therefor. Any performance time under this Agreement shall be considered extended for a period of time equivalent to the time lost because of any delay which is excusable under this Section 12; provided, however, that if any excusable delay continues for a period of more than thirty (30) days, the party not claiming the excusable delay shall have the option of terminating this Agreement upon written notice to the party claiming the excusable delay.

       12.10. Authority. If the person signing this Agreement is doing so in a representative capacity, then by signing below, the representative warrants, in his/her individual capacity, that his/her principal has approved the terms and conditions of this Agreement and has duly authorized him/her to execute and deliver this Agreement on his/her principal's behalf.

       12.11. CBF's Ability to Sub-Contract. CBF hereby notifies Licensee that it intends to sub-contract this Maintenance Agreement to a vendor of its sole choosing and that vendor has reviewed and accepted each condition and requirement of this Maintenance Agreement. Such sub-contract does not in any way relieve CBF from fulfilling any of the terms and obligations of this Maintenance Agreement.

       This Agreement is executed on this 12 day of May 1999.

Interlinq:                              CBF:

Interlinq Software Corporation          CBF Systems,Inc.
a Washington corporation                a Michigan corporation

By: /s/ PATRICIA GRAHAM                 By: /s/ ROBERT J. DART
    ---------------------------------       ---------------------------------
Its: EVP                                Its: President
Address:                                Address:

     EXHIBIT C


                           SOFTWARE ESCROW AGREEMENT


     This Escrow Agreement ("Agreement") is made as of this 12 day of May, 1999, by and between CBF Systems, Inc ("Producer"), Fort Knox Escrow Services, Inc. ("Fort Knox") and Interlinq Software Corporation ("Licensee").

     Preliminary Statement. Producer intends to deliver to Fort Knox a sealed package containing magnetic tapes, disks, disk packs, or other forms of media, in machine readable form, and the written documentation prepared in connection therewith, and any subsequent updates or changes thereto (the "Deposit Materials") for the computer software products (the "System(s)"), all as identified from time to time on Attachment #2 hereto. Producer desires Fort Knox to hold the Deposit Materials, and, upon certain events, deliver the Deposit Materials (or a copy thereof) to Licensee, in accordance with the terms hereof.

     Now, therefore, in consideration of the foregoing, of the mutual promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Delivery by Producer. Producer shall be solely responsible for delivering to Fort Knox the Deposit Materials as soon as practicable. Fort Knox shall hold the Deposit Materials in accordance with the terms hereof and shall have no obligation to verify the completeness or accuracy of the Deposit Materials.

     2.   Duplication; Updates.

     (a) Fort Knox may duplicate the Deposit Materials by any means in order to comply with the terms and provisions of this Agreement, provided that Licensee shall bear the expense of duplication. Alternately, Fort Knox, by notice to Producer, may reasonably require Producer to promptly duplicate the Deposit Materials.

     (b) Producer shall deposit with Fort Knox any modifications, updates, new releases or documentation related to the Deposit Materials by delivering to Fort Knox an updated version of the Deposit Materials ("Additional Deposit") as soon as practicable after the modifications, updates, new releases and documentation have been developed by Producer. Fort Knox shall have no obligation to verify the accuracy or completeness of any Additional Deposit or to verify that any Additional Deposit is in fact a copy of the Deposit Materials or any modification, update, or new release thereof.

     3. Notification of Deposits. Simultaneous with the delivery to Fort Knox of the Deposit Materials or any Additional Deposit, as the case may be, Producer shall deliver to Fort Knox and to Licensee a written statement specifically identifying all items deposited and stating that the Deposit Materials or any Additional Deposit, as the case may be, so deposited have been inspected by Producer and are complete and accurate. Fort Knox shall, within ten (10) business days of receipt of any Deposit Materials, send notification to Producer and Licensee that it has received from Producer such Deposit Materials.

     4.   Delivery by Fort Knox.

          4.1 Delivery by Fort Knox to Licensee. Fort Knox shall deliver the Deposit Materials, or a copy thereof, to Licensee only in the event that:

     (a) Producer notifies Fort Knox to effect such delivery to Licensee at a specific address, the notification being accompanied by a check payable to Fort Knox in the amount of one hundred dollars ($100.00); or

     (b)  Fort Knox receives from Licensee:

          (i) written notification that Producer has failed in a material respect to support the applicable System as required by a license agreement ("License Agreement") between Licensee and Producer or that Producer has otherwise defaulted in a material respect under the License Agreement ("Producer Default");

          (ii) evidence satisfactory to Fort Knox that Licensee has previously notified Producer of such Producer Default in writing;

          (iii) a written demand that the Deposit Materials be released and delivered to Licensee;

          (iv) a written undertaking from the Licensee that the Deposit Materials being supplied to the Licensee will be used only as permitted under the terms of the License Agreement;

          (v)    specific instructions from the Licensee for this delivery; and

          (vi) an initial check payable to Fort Knox in the amount of one hundred dollars ($100.00).

     (c) If the provisions of paragraph 4.1(a) are satisfied, Fort Knox shall, within five (5) business days after receipt of the notification and check specified in paragraph 4.1(a), deliver the Deposit Materials in accordance with the applicable instructions.

     (d) If the provisions of paragraph 4.1(b) are met, Fort Knox shall, within five (5) business days after receipt of all the documents specified in paragraph 4.1(b), send to Producer a photostatic copy of all such documents. Producer shall have fifteen (15) days from the date on which Producer receives such documents ("Objection Period") to notify Fort Knox of its objection ("Objection Notice") to the release of the Deposit Materials to Licensee and to request that the issue of Licensee's entitlement to a copy of the Deposit Materials be submitted to arbitration in accordance with the following provisions:

          (i) If Producer shall send an Objection Notice to Fort Knox during the Objection Period, the matter shall be submitted to, and settled by arbitration by, a panel of three (3) arbitrators chosen by the Atlanta Regional Office of the American Arbitration Association in accordance with the rules of the American Arbitration Association. The Arbitrators shall apply Georgia law. At least one (1) arbitrator shall be reasonably familiar with the computer software industry. The decision of the arbitrators shall be binding and conclusive on all parties involved, and judgment upon their decision may be entered in a court of competent jurisdiction. All costs of the arbitration incurred by Fort Knox, including reasonable attorneys' fees and costs, shall be paid by the party which does not prevail in the arbitration;

               provided, however, if the arbitration is settled prior to a decision by the arbitrators, the Producer and Licensee shall each pay 50% of all such costs.

          (ii) Producer may, at any time prior to the commencement of arbitration proceedings, notify Fort Knox that Producer has withdrawn the Objection Notice. Upon receipt of any such notice from Producer, Fort Knox shall reasonably promptly deliver the Deposit Materials to Licensee in accordance with the instructions specified in paragraph 4.1(b)(v).

     (e) If, at the end of the Objection Period, Fort Knox has not received an Objection Notice from Producer, then Fort Knox shall reasonably promptly deliver the Deposit Materials to Licensee in accordance with the instructions specified in paragraph 4.1(b)(v). Both Producer and Licensee agree that Fort Knox shall not be required to deliver such Deposit Materials until all such fees then due Fort Knox have been paid.

          4.2 Delivery by Fort Knox to Producer. Fort Knox shall release and deliver the Deposit Materials to Producer upon termination of this Agreement in accordance with paragraph 7(a) hereof.

     5. Indemnity. Producer and Licensee shall, jointly and severally, indemnify and hold harmless Fort Knox and each of its directors, officers, agents, employees and stockholders ("Fort Knox Indemnities") absolutely and forever, from and against any and all claims, actions, damages, suits, liabilities, obligations, costs, fees, charges, and any other expenses whatsoever, including reasonable attorneys' fees and costs, that may be asserted against any Fort Knox Indemnitee in connection with this Agreement or the performance of Fort Knox or any Fort Knox Indemnitee hereunder.

     6.   Disputes and Interpleader

     (a) Fort Knox may submit the matter to any court of competent jurisdiction in an interpleader or similar action other than a matter submitted to arbitration after Fort Knox's receipt of an Objection Notice under
Section 4 and the parties under this Agreement submit the matter to such arbitration as described in Section 4 of this Agreement. Any and all costs incurred by Fort Knox in connection therewith, including reasonable attorneys' fees and costs, shall be borne 50% by each of Producer and Licensee.

     (b) Fort Knox shall perform any acts ordered by any court of competent jurisdiction, without any liability or obligation to any party hereunder by reason of such act.

     7.   Term and Renewal.

     (a) The initial term of this Agreement shall be two (2) years, commencing on the date hereof (the "Initial Term"). This Agreement shall be automatically extended for an additional term of one year ("Additional Term") at the end of the Initial Term and at the end of each Additional Term hereunder and shall continue to be in effect as long as the License Agreement for Rakis Software, dated 5-12-99 is in effect.

     (b) In the event of termination of this Agreement in accordance with paragraph 7(a) hereof, Producer shall pay all fees due Fort Knox and shall promptly notify Producer that this Agreement has been terminated and that Fort Knox shall return to Producer all copies of the Deposit Materials then in its possession.

     (c) Should, for any reason, the parties agree to place the Source Code with an Escrow Agent other than Ft. Knox, the parties will mutually instruct Ft. Knox in writing to toward the Source Code to the designated Escrow Agent.

     8. Fees. Producer and Licensee shall pay to Fort Knox the applicable fees in accordance with Attachment #1 as compensation for Fort Knox's services under the Agreement. The first years fees are due upon receipt of the signed contract or Deposit Materials, whichever comes first, and shall be paid in U.S. Dollars.

     (a) Payment. Fort Knox shall issue an invoice to Producer following execution of this Agreement ("Initial Invoice"), on the commencement of any Additional Term hereunder, and in connection with the performance of any additional services hereunder. Payment is due upon receipt of invoice. All fees and charges are exclusive of, and Producer is responsible for the payment of, all sales, use and like taxes. Fort Knox shall have no obligations under this Agreement until the Initial Invoice has been paid in full by Producer.

     (b) Nonpayment. In the event of non-payment of any Fees or charges invoiced by Fort Knox, Fort Knox shall give notice of non-payment of any fee due and payable hereunder to the Producer and, in such an event, the Producer shall have the right to pay the unpaid fee within ten (10) days after receipt of notice from Fort Knox. If Producer fails to pay in full all fees due during such ten (10) day period, Fort Knox shall give notice of non-payment of any fee due and payable hereunder to Licensee and, in such event, Licensee shall have the right to pay the unpaid fee within ten (10) days of receipt of such notice from Fort Knox. Upon payment of the unpaid fee by either the Producer or Licensee, as the case may be, this Agreement shall continue in full force and effect until the end of the applicable term. Failure to pay the unpaid fee under this paragraph 8(b) by both Producer and Licensee shall result in termination of this Agreement.

     9. Ownership of Deposit Materials. The parties recognize and acknowledge that ownership of the Deposit Materials shall remain with Producer at all times.

     10. Available Verification Services. Upon receipt of a written request from Licensee, Fort Knox and Licensee may enter into a separate agreement pursuant to which Fort Knox will agree, upon certain terms and conditions, to inspect the Deposit Materials for the purpose of verifying its relevance, completeness, currency, accuracy and functionality ("Technical Verification Agreement"). Upon written request from Producer, Fort Knox will issue to Producer a copy of any written technical verification report rendered in connection with such engagement. If Fort Knox and Licensee enter into such Technical Verification Agreement, Producer shall reasonably cooperate with Fort Knox by providing its facilities, computer systems, and technical and support personnel for technical verification whenever reasonably necessary. If requested by Licensee, Producer shall permit one employee of Licensee to be present at Producer's facility during any such verification of the Deposit Materials.

     11. Bankruptcy. Producer and Licensee acknowledge that this Agreement is an "agreement supplementary to" the License Agreement as provided in Section 365(n) of Title 11, United States Code (the "Bankruptcy Code"). Producer acknowledges that if Producer as a debtor in possession or a trustee in Bankruptcy in a case under the Bankruptcy Code rejects the License Agreement or this Agreement, Licensee may elect to retain its rights under the License Agreement and this Agreement as provided in Section 365(n) of the Bankruptcy Code. Upon written request of License to Producer or the Bankruptcy Trustee, Producer or such Bankruptcy Trustee shall not interfere with the rights of Licensee as provided in the License Agreement and this Agreement, including the right to obtain the Deposit Material from Fort Knox.

12.  Miscellaneous.

     (a) Remedies. Except for intentional misrepresentation, gross negligence or intentional misconduct, Fort Knox shall not be liable to Producer or to Licensee for any act, or failure to act, by Fort Knox in connection with this Agreement. Any liability of Fort Knox regardless of the cause shall be limited to the fees exchanged under this Agreement. Fort Knox will not be liable for special, indirect, incidental or consequential damages hereunder.

     (b) Natural Degeneration; Updated Version. In addition, the parties acknowledge that as a result of the passage of time alone, the Deposit Materials are susceptible to loss of quality ("Natural Degeneration"). It is further acknowledged that Fort Knox shall have no liability or responsibility to any person or entity for any Natural Degeneration. For the purpose of reducing the risk of Natural Degeneration, Producer shall deliver to Fort Knox a new copy of the Deposit Materials at least once every three years.

     (c) Permitted Reliance and Abstention. Fort Knox may rely and shall be fully protected in acting or refraining from acting upon any notice or other document believed by Fort Knox in good faith to be genuine and to have been signed or presented by the proper person or entity. Fort Knox shall have no duties or responsibilities except those expressly set forth herein.

     (d) Independent Contractor. Fort Knox is an independent contractor, and is not an employee or agent of either the Producer or Licensee.

     (e) Amendments. This Agreement shall not be modified or amended except by another agreement in writing executed by the parties hereto.

     (f) Entire Agreement. This Agreement, including all attachments hereto, supersedes all prior discussions, understandings and agreements between the parties with respect to the matters contained herein, and constitutes the entire agreement between the parties with respect to the matters contemplated herein. All Attachments hereto are by this reference made a part of this Agreement and are incorporated herein.

     (g) Counterparts; Governing Law. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. This Agreement shall be construed and enforced in accordance with the laws of the State of Georgia.

     (h) Confidentiality. Fort Knox will hold and release the Deposit Materials only in accordance with the terms and conditions hereof, and will maintain the confidentiality of the Deposit Materials.

     (i) Notices. All notices, requests, demands or other communications required or permitted to be given or made under this Agreement shall be in writing and shall be delivered by hand or by commercial overnight delivery service which provides for evidence of receipt, or mailed by certified mail, return receipt requested, postage prepaid. If delivered personally or by commercial overnight delivery service, the date on which the notice, request, instruction or document is delivered shall be the date on which delivery is deemed to be made, and if delivered by mail, the date on which such notice, request, instruction or

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
document is received shall be the date on which delivery is deemed to be made. Any party may change its address for the purpose of this Agreement by notice in writing to the other parties as provided herein.

       (j) Survival. Paragraphs 5, 6, 8, 9 and 12 shall survive any termination of this Agreement.

       (k) No Waiver. No failure on the part of any party hereto to exercise, and no delay in exercising any right, power or single or partial exercise of any right, power or remedy by any party will preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No express waiver or assent by any party hereto to any breach of or default in any term or condition of this Agreement shall constitute a waiver of or an assent to any succeeding breach of or default in the same or any other term or condition hereof.

       IN WITNESS WHEREOF each of the parties has caused its duly authorized officer to execute this Agreement as of the date and year first above written.

FORT KNOX ESCROW SERVICES, INC.

              3539A Church Street                       Phone: 1-800-875-5669
              Clarkston, Georgia 30021-1717             Fax: 1-404-298-2010
              E-mail: info@fortknoxescrow.com

              By:                                       Title:
                  --------------------------------             -----------------

              Print Name:
                         -------------------------------------------------------

PRODUCER

              By: /s/ ROBERT J. DART                    Title: President
                  --------------------------------             -----------------

              Print Name: Robert J. Dart

              Address:    18050 15 Mile Road
                          Fraser, MI 48026

              Phone: 810-293-8100  Fax: 810-293-5925

              E-mail: Rdart@cbf.com

LICENSEE

              By: /s/ PATRICIA GRAHAM                   Title: EVP
                  --------------------------------             -----------------

              Print Name: Patricia Graham
                          ------------------------------------------------------

              Address: 11980 NE 24th St.
                       ---------------------------------------------------------
                       Bellevue, WA 98005
                       ---------------------------------------------------------

                       ---------------------------------------------------------



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
              Phone: 800-589-3344  Fax:
                     ------------       ----------------

              E-mail: patg@interlinq.com
                      ----------------------------------

                                 ATTACHMENT #1

                                  FEE SCHEDULE


FEES TO BE PAID BY PRODUCER SHALL BE AS FOLLOWS:

     Initialization fee (one time only)                          $850
       ($765) for current clients)

     Annual maintenance/storage fee
     - includes two Deposit Material updates                     $900
     - includes one cubic foot of storage space
     - if Producer is outside North America - $1000/Product


--------------------------------------------------------------------------------

     ADDITIONAL SERVICES AVAILABLE:

     Additional Updates                          $150/Product
       (above two per year)

     Additional Storage Space                    $150/Cubic foot


     Payable by Licensee or Producer Only Upon
     Release Request:

     Due Only Upon Licensee's or Producer's
     Request for Release of Deposit Materials    $100/Product per Licensee for
                                                 initial 2 hrs. and $50/hour for
                                                 each additional hour

--------------------------------------------------------------------------------

Fees due in full, in US dollars, upon receipt of signed contract or deposit material, whichever comes first. Thereafter, fees shall be subject to their current pricing, provided that such prices shall not increase by more than 10% per year. The renewal date for this Agreement will occur on the anniversary of the first invoice.

          8